EXHIBIT 10.1

EXECUTION VERSION

AMENDED AND RESTATED EMPLOYMENT AGREEMENT
This AMENDED AND RESTATED EMPLOYMENT AGREEMENT (this “Amended and Restated Employment Agreement”), dated as of November 22, 2019 (the “Effective Date”), is between Hertz Global Holdings, Inc., a Delaware corporation (the “Company”), and Kathryn V. Marinello (“Executive”).
W I T N E S E T H :
WHEREAS, the Company has previously entered into an employment agreement with the Executive, dated March 2, 2017, (the “Prior Employment Agreement”) that agreed to employ Executive as the President and Chief Executive Officer of the Company and The Hertz Corporation, a Delaware corporation and the primary operating subsidiary of the Company (“Hertz”), and for Executive to serve as a member of the Boards of Directors of the Company and Hertz (the “Boards”);
WHEREAS, the Prior Employment Agreement is scheduled to expire on December 31, 2019;
WHEREAS, the Company and Executive desire to replace and supersede the Prior Employment Agreement in its entirety by entering into this Amended and Restated Employment Agreement setting forth the terms of Executive’s employment with the Company and its subsidiaries and affiliates from and after the Effective Date;
NOW, THEREFORE, in consideration of the foregoing, the premises and mutual covenants contained in this Amended and Restated Employment Agreement and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Company and Executive agree as follows:
1.Agreement to Employ; Employment Period; No Conflict.
(a)    Upon the terms and subject to the conditions of this Amended and Restated Employment Agreement, the Company agrees to employ Executive, and Executive accepts such employment, for the period commencing on the Effective Date and ending on December 31, 2020 (or such earlier date upon which Executive’s employment is terminated in accordance with Section 5). The period during which Executive is employed pursuant to this Amended and Restated Employment Agreement shall be referred to as the “Employment Period.” Concurrent with the execution of this Amended and Restated Employment Agreement, Executive shall execute the waiver and release set forth on Exhibit A attached hereto (the “Exhibit A Waiver and Release”). In consideration for Executive executing and not revoking the Exhibit A Waiver and Release, the Company hereby represents that as of the date hereof the Boards do not presently have any actual knowledge of any valid claims by the Company or Hertz against Executive.
(b)    Executive represents that she is entering into this Amended and Restated Employment Agreement voluntarily and that she is not subject to any contractual restriction that would prevent her from functioning as President and Chief Executive Officer of the Company and Hertz, or limit her ability to do so at any time during the Employment Period (the “Executive Representation”).
(c)    The Company represents that it has full authority and all necessary approvals to enter into this Amended and Restated Employment Agreement.
2.Position and Responsibilities; Location; Standard of Services.
(a)    Position and Responsibilities. During the Employment Period, Executive shall serve as President and Chief Executive Officer of the Company and Hertz, with such duties and responsibilities as are customarily assigned to individuals serving in such position. During the Employment Period, Executive shall serve as a member of the Boards. Executive shall report solely and directly to the Boards. Executive agrees to cooperate with and fully support the oversight or implementation by the Boards of career development or succession planning for executives of the Company. The Boards agree to keep Executive appropriately informed of its career development and succession planning for executives in order for her to satisfy her duties under this Section 2(a).

(b)    Location. During the Employment Period, Executive’s principal place of employment shall be the Company’s headquarters in Estero, Florida, subject to business travel as required to fulfill her duties under Section 2(a).
(c)    Standard of Services. During the Employment Period, Executive shall devote all of her skill, knowledge and working time to the conscientious performance of her duties and responsibilities hereunder, except for (i) vacation time and absence for sickness or similar disability in accordance with the Company’s policies, and (ii) to the extent that it does not interfere with the performance of Executive’s duties hereunder and Executive complies with all codes of conduct of the Company and its affiliates, (A) such reasonable time as may be devoted to the fulfillment of civic and charitable responsibilities and, as approved in advance by the Boards, service on for profit boards of directors and (B) such reasonable time as may be necessary from time to time for personal financial matters. For the avoidance of doubt, Executive shall be permitted to remain on or join the boards of directors of the companies listed on Exhibit B, provided that (i) such board of directors activity does not conflict with the Company’s business, and (ii) Executive’s time commitment to such board of directors service shall adhere to the terms previously communicated to the Boards.
3.Compensation and Incentives.
(a)    Base Salary. As compensation for the services performed by Executive hereunder, during the Employment Period Executive shall be paid an annual base salary of no less than $1,450,000 (the “Base Salary”), payable in accordance with the Company’s normal payroll practices applicable to senior executives. The Base Salary shall be reviewed at least annually by the Boards or the compensation committees thereof (the Boards or such committees, the “Committees”) for possible increase, as determined in the sole and absolute discretion of the Committees, pursuant to the normal performance review policies for senior executives of the Company. Payment of the Base Salary payable under this Section 3(a) shall be deferred to the extent that Executive so elects under the terms of any deferred compensation or savings plan that may be maintained or established by the Company, provided, any such deferral shall be disregarded for purposes of all references to Base Salary hereunder.
(b)    Annual Incentive Bonus. During the Employment Period, Executive shall participate in the Company’s annual bonus plan as in effect from time to time for the Company’s senior executives (the “Executive Incentive Plan”) with a target annual incentive bonus of no less than 150% of her Base Salary (the “Target Annual Bonus”) and a maximum amount determined in accordance with the terms of the Executive Incentive Plan, with actual bonus payments determined by the Committees in their sole discretion, taking into account performance results versus the applicable targets established by the Committees under the Executive Incentive Plan with input from Executive and other performance factors considered by the Committees (with actual bonus payment on a basis consistent with annual incentive bonuses granted to other existing senior executives of the Company with global responsibilities). Notwithstanding the foregoing, for calendar year 2019, Executive shall be entitled to receive a bonus of not less than $1,350,000; provided that, Executive is not terminated by the Company for “Cause”(as defined below) or resigns without “Good Reason” (as defined below) prior to the bonus payment date. Any annual bonus to which Executive is entitled shall be paid in cash no later than March 15 of the calendar year following the calendar year with respect to which the applicable performance goals are measured. The Executive shall not be entitled to receive her annual incentive bonus if Executive resigns without “Good Reason” prior to the bonus payment date for the applicable calendar year.
(c)    Equity Incentives. During the Employment Period, Executive shall be eligible for equity incentive awards on a basis no less favorable than grants made generally to other senior executives of the Company. All equity incentive awards granted to Executive will operate according to, and be governed by, the terms of the applicable plan and award agreement and, if awarded, shall not create any presumption of continued employment or vesting.
4.Benefits; Perquisites, Etc.
(a)    Benefits. During the Employment Period, all employee and senior executive benefits, including life, medical, dental and disability insurance, shall be provided to Executive in accordance with the programs of the Company then available to its senior executives, as the same may be amended and in effect from time to time. During the Employment Period, subject to generally applicable eligibility requirements, Executive also shall be entitled to participate in all of the Company’s tax-qualified and nonqualified profit sharing, pension, retirement, supplemental retirement (e.g., SERP, Excess and Restoration plans), deferred compensation and savings plans then available to its senior executives, as the same may be amended and in effect from time to time, at levels and having interests commensurate with Executive’s then current period of service, compensation and position. Notwithstanding the foregoing, upon any termination of employment, Executive shall only be entitled to severance payments and benefits in accordance with Section 5 herein and shall not be entitled to participate in, nor receive payments or benefits under any severance plans, programs, policies or arrangement of the Company or its subsidiaries or affiliates, including without limitation, the Company’s Severance Plan for Senior Executives (the “Severance Plan”).
(b)    Perquisites. During the Employment Period, Executive shall be entitled to participate in all perquisite programs generally available from time to time to senior executives of the Company on the terms and conditions then prevailing under such programs.
(c)    Business Expenses. The Company shall reimburse Executive for reasonable travel (including business class airfare), lodging and meal expenses incurred by her in connection with her performance of services hereunder upon submission of information required to be provided under the Company’s policy for reimbursement of business expenses. The Company shall pay Executive’s reasonable costs of legal counsel incurred in connection with the negotiation and preparation of this Amended and Restated Employment Agreement and documents ancillary thereto at her counsel’s ordinary billable rates (plus expenses), up to a maximum amount of $30,000.
(d)    Travel and Shipping Expenses. Each January during the Employment Period, the Company shall pay $25,000 to Executive to cover traveling expenses between her residences, with the understanding that Executive intends to fly commercially to the extent reasonably practicable after transporting certain items to her permanent residence near the Company’s offices in Florida.
(e)    Vacation. Executive shall be entitled to four weeks’ paid vacation annually.
5.Termination of Employment Not in Connection with a Change in Control.
(a)    Good Leaver Termination. Executive’s employment with the Company shall terminate upon her death, and the Company may terminate Executive’s employment as a result of Executive’s “Disability” (as defined below) or without Cause. In addition, Executive may terminate her employment for Good Reason. For purposes of this Amended and Restated Employment Agreement, a termination of employment as a result of any of the foregoing circumstances shall be referred to as a “Good Leaver Termination.” In the event of a Good Leaver Termination, Executive shall only be entitled to the payments and benefits provided for in Section 5(e)(i) and, if the Good Leaver Termination is by the Company without Cause or by Executive for Good Reason, Section 5(e)(ii). Notwithstanding the foregoing, in no event will the Company terminate Executive’s employment without Cause (nor take any actions that constitute Good Reason) prior to midnight on December 31, 2019.
(b)    Termination by the Company for Cause. The Company may terminate Executive’s employment for Cause. In the event of such a termination of employment, Executive shall only be entitled to the payments and benefits provided for in Section 5(e)(i).
(c)    Termination by Executive Without Good Reason. Executive may terminate her employment without Good Reason. In the event of a termination by Executive of her employment without Good Reason, Executive shall only be entitled to the payments and benefits provided for in Section 5(e)(i).
(d)    Definitions. For purposes of this Amended and Restated Employment Agreement the terms “Cause”, “Disability” and “Good Reason” shall have the meaning set forth below. The definitions below of such terms shall also apply to any other plan, agreement or arrangement between Executive and the Company or any of its affiliates, unless otherwise expressly indicated.
(i)     “Cause” means, as determined by the Boards, (A) willful and continued failure to perform substantially Executive’s material duties with the Company (other than any such failure resulting from Executive’s incapacity as a result of physical or mental illness) after a written demand for substantial performance specifying the manner in which Executive has not performed such duties is delivered to Executive by the Boards, (B) engaging in willful and serious misconduct that is injurious to the Company or any of its subsidiaries, (C) one or more acts of fraud or material personal dishonesty resulting in or intended to result in personal enrichment at the expense of the Company or any of its subsidiaries, (D) substantial abusive use of alcohol, drugs or similar substances that, in the sole judgment of the Company, impairs Executive’s job performance, (E) material violation of any Company policy that results in harm to the Company or any of its subsidiaries, (F) conviction of (or plea of guilty or nolo contendere) to a felony or of any crime (whether or not a felony) involving moral turpitude, (G) conviction of (or plea of guilty or nolo contendere) to a securities law violation that is materially injurious to the Company or its subsidiaries, (H) a breach of Executive Representation, or (I) a breach of this Amended and Restated Employment Agreement or the Exhibit A Waiver and Release (including a revocation of the Exhibit A Waiver and Release). If a circumstance constituting “Cause” is curable, Executive shall be provided written notice of the circumstance and 15 days from the date of such notice to cure it. Executive shall not be provided more than one opportunity to cure with respect to the same or similar circumstances. Any determination that Executive’s employment will be terminated for Cause shall be made by the Boards following notice to Executive and an opportunity for Executive and her counsel to be heard by the Boards. A termination of employment for “Cause” shall include a determination following Executive’s termination of employment for any reason that the circumstances existed prior to such termination for the Company to have terminated Executive’s employment for Cause.
(ii)    “Disability” means a physical or mental disability or infirmity that prevents or is reasonably expected to prevent Executive’s performance of her employment-related duties for a period of six months or longer and, within 30 days after the Company notifies Executive in writing that it intends to terminate her employment, Executive shall not have returned to the performance of her employment-related duties on a full-time basis; provided that, with respect to any compensation that constitutes deferred compensation subject to Section 409A of the Internal Revenue Code of 1986, as amended (or any successor thereto) (the “Code”), “Disability” shall have the meaning set forth in Section 409A(a)(2)(c) of the Code. The Board’s reasoned and good faith judgment of Disability shall be final, binding and conclusive, and shall be based on such competent medical evidence as shall be presented to it by Executive and/or by any physician or group of physicians or other competent medical expert employed by Executive or by the Company to advise the Boards.
(iii)    “Good Reason” means, without Executive’s prior written consent, (A) reduction by the Company of Executive’s Base Salary or Target Annual Bonus, (B) failure of Executive to be nominated by the Company or elected or reelected as a director of either of the Boards, (C) a material diminution in Executive’s title, duties or responsibilities or the assignment to her of any duties or responsibilities inconsistent with Executive’s position and status as Chief Executive Officer, (D) a change in Executive’s reporting relationship such that she no longer reports solely and directly to the Boards, (E) failure of the Company to obtain a satisfactory written agreement from any successor to all or substantially all of the assets or business of the Company to assume and agree to perform this Amended and Restated Employment Agreement within 15 days after a merger, consolidation, sale or similar transaction, (F) any purported termination by the Company of Executive’s employment otherwise than as expressly described herein, or (G) any other material breach of this Amended and Restated Employment Agreement; in each case provided that, within 30 days of Executive’s knowledge of any such occurrence, Executive shall have delivered to the Company’s Boards a Notice of Termination that specifically identifies such occurrence and the Company shall have failed to cure such circumstance within ten (10) days of receipt of such notice. In no event shall any of the following constitute Good Reason: (x) negotiations with Executive prior to a termination event, (y) the oversight or implementation by the Boards of career development or succession planning for executives of the Company, or (z) the expiration of this Amended and Restated Employment Agreement.
(e)    Entitlements Upon Terminations.

(i)    All Terminations. Following any termination of Executive’s employment hereunder (by Executive or by the Company), the Company shall pay Executive (A) her full Base Salary through the Date of Termination only, and (B) unused and unpaid annual vacation which has accrued in accordance with Company policy generally (the benefits described in clauses (A) and (B), the “Accrued Obligations”). Executive shall also retain all of her rights to benefits provided for under the terms of the employee and executive benefit plans of the Company in which Executive is a participant in accordance with and subject to the terms of such plans as in effect from time to time, including the Omnibus Incentive Plan. This Amended and Restated Employment Agreement shall supersede any other severance agreements, arrangements, policies, plans, communications, or understandings (written or unwritten) between the Executive and the Company (including without limitation the Severance Plan), and the Executive shall only be entitled to the payments and benefits provided herein. For the avoidance of doubt, under no circumstances will Executive be entitled to receive severance payments or benefits under the Severance Plan.
(ii)    Termination by the Company without Cause or by Executive with Good Reason or Upon Expiration on December 31, 2020. In the event of a Good Leaver Termination due to Company’s termination without Cause or by Executive with Good Reason, or upon expiration of this Amended and Restated Employment Agreement on December 31, 2020, subject to entering into a release of claims substantially in the form attached as Exhibit C hereto (the “Severance Release”), such Severance Release becoming irrevocable within 30 days (or such longer period as may be required under applicable law in order for all aspects of the Severance Release to be effective) following the Date of Termination (such 30th day (or, if required by law, later final date), the “Severance Release Deadline”) and Executive’s compliance with Executive’s obligations hereunder (including Sections 5(h) and 7) and the Exhibit A Waiver and Release, in addition to the Accrued Obligations, the Company shall provide or pay to Executive compensation and benefits consisting of:
(A)    Executive’s Base Salary through to December 31, 2020, payable in accordance with the normal payroll practices of the Company (the “Salary Continuation Payments”) and commencing on the date that is one business day following the Severance Release Deadline (with any amounts due for the period prior to such date paid in a lump sum on such date).
(B)    A pro-rated annual incentive bonus for calendar year 2020 (the “2020 Bonus”), with such pro-ration based upon the number of calendar days the Executive was employed in 2020 until the date of termination of employment divided by 365. The 2020 Bonus will be determined in accordance with the terms of the 2020 Bonus plan with the bonus payment, before pro-ration, based upon actual achievement of applicable performance goals for the full year for calendar year 2020 as set by the Committees (on a basis consistent with annual incentive bonuses granted to other existing senior executives of the Company with global responsibilities), with the actual bonus payment determined by the Committees in their sole discretion, taking into account actual performance results versus applicable targets established by the Committees under the Executive Incentive Plan, with input from the Executive and other performance factors considered by the Committees and subject to the Committees’ certification, payable at such time as 2020 bonuses are normally paid. It is understood and agreed that if Executive remains employed through the expiration of this Amended and Restated Employment Agreement on December 31, 2020 and subject to execution and not revoking the Severance Release, she will be entitled to receive a 2020 Bonus for the entire year as determined above without pro-ration.
(C)    If, at the time of termination of employment, the Executive has not then been paid her bonus for calendar year 2019 pursuant to Section 3(b) hereof), she shall be paid $1,350,000 immediately upon the expiration of the revocation period contained in the Severance Release, with any additional amount due her under said Section 3(b) payable when bonuses are generally paid to existing senior executives of the Company with global responsibilities.
(f)    Date of Termination. As used in this Amended and Restated Employment Agreement, the term “Date of Termination” means (i) if Executive’s employment is terminated by her death, the date of her death, (ii) if Executive’s employment is terminated by the Company for Cause, the date specified in the Notice of Termination, (iii) if Executive terminates her employment without Good Reason, the date specified in the Notice of Termination (which shall be no less than 30 days following the date of delivery of such Notice of Termination, or such earlier date as the Company may choose at any time after receipt of such Notice of Termination), (iv) if Executive’s employment is terminated by the Company without Cause, as a result of Executive’s Disability, or by Executive with Good Reason, the date specified in the Notice of Termination (which shall be no less than 20 and no more than 40 days following the date of delivery of such Notice of Termination) and (v) for a termination upon the expiration of the Amended and Restated Employment Agreement, the Date of Termination shall be December 31, 2020.
(g)    Notice of Termination. Any termination of employment pursuant to Section 5(a), 5(b), or 5(c) shall be communicated by a written “Notice of Termination” addressed to the other party or parties to this Amended and Restated Employment Agreement. A “Notice of Termination” shall mean a notice stating that Executive’s employment hereunder has been or shall be terminated and indicating the specific termination provisions in this Amended and Restated Employment Agreement relied upon and, in the case of a termination for Cause or by Executive with Good Reason, setting forth in reasonable detail the facts and circumstances claimed to provide a basis for such termination of employment. In the event of a Notice of Termination delivered by the Company pursuant to Section 5(b) or by Executive pursuant to Section 5(a), if the recipient of the Notice of Termination cures the circumstances giving rise to such notice within the applicable time periods provided for in Section 5(d), the party delivering such notice may rescind the Notice of Termination and, in the absence of such rescission, such notice shall be deemed a Notice of Termination by the Company without Cause or by Executive without Good Reason, as the case may be. No Notice of Termination shall be required upon the expiration of this Amended and Restated Employment Agreement on December 31, 2020.
(h)    Resignation from Boards Memberships. Upon the termination of Executive’s employment for any reason (unless otherwise agreed in writing by the Company and Executive), Executive shall be deemed to have resigned, without any further action by Executive, from any and all officer and director positions that Executive, immediately prior to such termination, (i) held with the Company or any of its affiliates, or (ii) held with any other entities at the direction of the Company or any of its affiliates. If for any reason this Section 5(h) is deemed to be insufficient to effectuate such resignations, then Executive shall, upon the Company’s request (and as a condition to receiving severance benefits contemplated by this Amended and Restated Employment Agreement), execute any documents or instruments that the Company may deem reasonably necessary or desirable to effectuate such resignations. In addition, Executive hereby designates the Secretary or any Assistant Secretary of the Company and of any of its affiliates to execute any such documents or instruments as Executive’s attorney-in-fact to effectuate such resignations if execution by the Secretary or any Assistant Secretary of the Company and of any of its affiliates is deemed by the Company or its applicable affiliates to be a more expedient means to effectuate such resignation or resignations.
(i)    No Obligation to Mitigate Damages; No Offset. Executive shall not be required to mitigate damages or the amount of any payment provided for under this Amended and Restated Employment Agreement by seeking other employment or otherwise. No amounts paid to or earned by Executive following her termination of employment with the Company shall reduce or be set off against any amounts payable to Executive under this Amended and Restated Employment Agreement.
6.Termination of Employment in Connection with a Change in Control on or Prior to December 31, 2019. If Executive’s employment is terminated on or prior to December 31, 2019 under circumstances that would entitle her to compensation and benefits under the Change in Control Severance Agreement, dated as of the date therein, between the Company and Executive (the “Change in Control Agreement”), Section 5 hereof shall be superseded in its entirety by the Change in Control Agreement. Executive and the Company agree that the Change in Control Agreement shall terminate as of midnight on December 31, 2019 and that, following December 31, 2019, Executive will only be entitled to the severance and other benefits as provided under Section 5 hereof.
7.Restrictive Covenants.
(a)    Unauthorized Disclosure. During and following termination of her employment with the Company for any reason, except to the extent required by an order of a court having apparent jurisdiction or under subpoena from an appropriate government agency, in which event, Executive shall use her best efforts, to the extent legally permitted, to consult with the Company’s Boards prior to responding to any such order or subpoena, and except in connection with the performance of her duties hereunder, or to the extent reasonably necessary in connection with any litigation between Executive and the Company or any of its subsidiaries or affiliates, Executive shall not, without the written consent of the Boards or a person authorized thereby, disclose to any person (other than an executive or director of the Company or any of its subsidiaries or affiliates, or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by Executive of her duties as an executive of the Company) any confidential or proprietary information, knowledge or data that is not theretofore publicly known and in the public domain obtained by her while in the employ of the Company with respect to the Company or any of its subsidiaries or affiliates or with respect to any products, improvements, customers, methods of distribution, sales, prices, profits, costs, contracts, suppliers, business prospects, business methods, techniques, research, trade secrets or know-how of the Company or any of its subsidiaries or affiliates (collectively, “Proprietary Information”), except for (i) publicly available information (provided such information became publicly available other than as a result of a breach of this confidentiality clause), or (ii) disclosure to Executive’s legal counsel to the extent such legal counsel needs to know the information to protect Executive’s legal rights, provided that such counsel shall maintain the confidentiality of such information and shall be bound by this Section to the same extent as Executive.
(b)    Non-Competition. During the period of Executive’s employment with the Company or any of its subsidiaries or affiliates and thereafter through the later of (i) December 31, 2020 or (ii) the date that is three months following any termination of Executive’s employment. Executive shall not engage directly or indirectly in, become employed by, serve as an agent or consultant to, or become a partner, principal or stockholder of any partnership, corporation or other entity which competes directly with the car or equipment rental business of the Company or any of its subsidiaries in any county within the United States or any comparable geographical area outside the United States in which the Company or any of its subsidiaries is then engaged in such business; provided that Executive’s passive ownership of less than 1% of the outstanding voting shares of any publicly held company or less than 1% of the interests of any non-publicly held entity through a passive investment in any hedge fund, private equity fund or mutual fund or similar investment vehicle which otherwise would be prohibited under this Section 7(b) shall not constitute competition with the Company. For the avoidance of doubt, Executive shall not be in violation of this Section 7(b) as a result of providing services to a non-competitive unit, division, subsidiary or affiliate of an entity which competes with the car or equipment rental business of the Company or any of its subsidiaries or affiliates so long as Executive does not provide services, directly or indirectly, to the competitive business of such entity.
(c)    Non-Solicitation of Employees. During the period of Executive’s employment with the Company or any of its subsidiaries or affiliates and thereafter during the two-year period following any termination of Executive’s employment (the “Restriction Period”), Executive shall not, directly or indirectly, for her own account or for the account of any other person or entity with which she is or becomes associated in any capacity, (i) solicit for employment or otherwise interfere with the relationship of the Company or any of its subsidiaries or affiliates with any person who at any time within the six months preceding such solicitation, employment or interference is or was employed by or otherwise so engaged to perform services for the Company or any of its subsidiaries or affiliates, other than any such solicitation or employment on behalf of or for the benefit of the Company during Executive’s employment with the Company, or (ii) induce any employee of the Company or any of its subsidiaries or affiliates to engage in any activity which Executive is prohibited from engaging in under this Section 7 or to terminate such employee’s employment with the Company; provided, however, Executive shall not violate this Section 7(c) (i) by placing a general advertisement for employees that is not targeted at employees of the Company or its subsidiaries or affiliates or (ii) by providing a reference for any such employee.
(d)    Non-Solicitation of Clients. During the period of Executive’s employment and thereafter during the Restriction Period, Executive shall not, directly or indirectly, solicit or otherwise attempt to establish for herself or any other person, firm or entity any business relationship, respecting any business that is one of the businesses conducted by the Company as of her date of termination of employment with the Company or that the Company, as of such date, is actively preparing to begin conducting, with any person, firm or entity which, at any time during the 12-month period preceding the date of Executive’s termination of employment, was a significant customer, client or distributor of the Company (in each case, excluding any retail customer or client) or any of its subsidiaries, except during Executive’s employment with and on behalf of the Company.
(e)    Return of Documents and Company Property. In the event of the termination of Executive’s employment for any reason, Executive shall promptly deliver to the Company all non-personal documents and data of any nature and in whatever medium pertaining to Executive’s employment with the Company, or any of its subsidiaries or affiliates, or any other property of the Company or any of its subsidiaries or affiliates and she shall not take with her any such property, documents or data of any description or any reproduction thereof, or any documents containing or pertaining to any Proprietary Information. Notwithstanding the foregoing, Executive may make and retain an electronic copy of her contacts list and calendar and any personal emails or information needed for tax filing purposes.
(f)    Enforcement of Covenants.
(i)    Injunctive Relief. Executive acknowledges and agrees that the covenants, obligations and agreements of Executive contained in this Section 7 relate to special, unique and extraordinary matters and that a violation of any of the terms of such covenants, obligations or agreements may cause the Company irreparable injury for which adequate remedies are not available at law. Therefore, Executive agrees that the Company shall be entitled to an injunction, restraining order or such other equitable relief (without the requirement to post bond) as a court of competent jurisdiction may deem necessary or appropriate to restrain Executive from committing any violation of the covenants, obligations or agreements referred to in this Section 7. These injunctive remedies are cumulative and in addition to any other rights and remedies the Company may have. The Restriction Period (including the applicable non-competition restriction period, as provided in Section 7(b)) shall be tolled during (and shall be deemed automatically extended by) any period during which Executive is in violation of the provisions of Sections 7(b), 7(c) or 7(d) without the Company’s written consent. The Company and Executive irrevocably submit to the exclusive jurisdiction of the courts of the State of the city of the Company’s headquarters and the Federal courts of the United States of America, in each case located in (or located nearest to) the city of the Company’s headquarters, in respect of the injunctive remedies set forth in this Section 7 and the interpretation and enforcement of this Section 7 solely insofar as such interpretation and enforcement relate to an application for injunctive relief in accordance with the provisions of this Section 7(g), and the parties hereto irrevocably agree that (A) the sole and exclusive appropriate venue for any suit or proceeding relating solely to such injunctive relief shall be in such a court, (B) all claims with respect to any application solely for such injunctive relief shall be heard and determined exclusively in such a court, (C) any such court shall have exclusive jurisdiction over the person of such parties and over the subject matter of any dispute relating to an application solely for such injunctive relief, and (D) each party waives any and all objections and defenses based on forum, venue or personal or subject matter jurisdiction as they may relate to an application solely for such injunctive relief in a suit or proceeding brought before such a court in accordance with the provisions of this Section 7(g).
(ii)    Forfeiture of Payments. Executive agrees that receipt of the severance entitlements under Section 5 is conditioned upon Executive’s observance of this Section 7. Executive further agrees that in the event of her failure to observe the provisions of this Section 7 (excluding immaterial breaches that are promptly cured by Executive), (A) the Company shall be entitled to discontinue providing the severance entitlements under Section 5, and (B) the Company shall be entitled to recover from Executive any severance entitlements provided to Executive under Section 5. The foregoing shall be in addition to any other remedies or rights the Company may have at law or at equity as a result of Executive’s failure to observe such provisions, provided that any value not paid or recouped shall offset the amount of any damages owed by Executive to the Company.
(iii)    Certain Acknowledgments. Executive acknowledges and agrees that (A) Executive will have a prominent role in the management of the business, and the development of the goodwill, of the Company and its subsidiaries and will establish and develop relations and contacts with the principal customers and suppliers of the Company and its subsidiaries in the United States of America and the rest of the world, all of which constitute valuable goodwill of, and could be used by Executive to compete unfairly with, the Company and its subsidiaries, (B) in the course of her employment with the Company, Executive will obtain confidential and proprietary information and trade secrets concerning the business and operations of the Company and its subsidiaries and affiliates in the United States of America and the rest of the world that could be used to compete unfairly with the Company and its subsidiaries, (C) the covenants and restrictions contained in this Amended and Restated Employment Agreement are intended to protect the legitimate interests of the Company and its affiliates in their respective goodwill, trade secrets and other confidential and proprietary information, (D) Executive desires to be bound by such covenants and restrictions, (E) such covenants are a material inducement for the Company to offer employment to Executive and enter into this Amended and Restated Employment Agreement, and (F) her economic means and circumstances are such that the provisions of this Amended and Restated Employment Agreement, including the restrictive covenants in this Amended and

Restated Employment Agreement, will not prevent her from providing for herself and her family on a basis satisfactory to her and them.
8.Indemnification; Cooperation; Compensation Recovery.
(a)    Indemnification. The Company agrees that it shall indemnify and hold harmless Executive to the fullest extent permitted by Delaware law from and against any and all liabilities, costs, claims and expenses including all costs and expenses incurred in defense of litigation, including attorneys’ fees, arising out of the employment of Executive hereunder, except to the extent arising out of or based upon the gross negligence or willful misconduct of Executive. Reasonable costs and expenses incurred by Executive in defense of any such litigation, including attorneys’ fees, shall be paid by the Company in advance of the final disposition of such litigation promptly upon receipt by the Company of (i) a written request for payment, (ii) appropriate documentation evidencing the incurrence, amount and nature of the costs and expenses for which payment is being sought, and (iii) an undertaking adequate under Delaware law made by or on behalf of Executive to repay the amounts so paid if it shall ultimately be determined that Executive is not entitled to be indemnified by the Company under this Amended and Restated Employment Agreement. The Company shall insure Executive, for the duration of her employment and service as a member of the Boards, and thereafter, in respect of her acts and omission occurring during such employment and Boards membership, under a contract of directors and officers liability insurance to the same extent as such insurance insures members of the Boards and/or senior executives of the Company.
(b)    Cooperation. In consideration of the payments and benefits set forth in this Amended and Restated Employment Agreement, Executive agrees, during the period of her employment with the Company or any of its subsidiaries or affiliates and thereafter, upon written request of the Company to provide assistance to the Company and its advisors in connection with any audit, investigation or administrative, regulatory or judicial proceeding involving matters within the scope of her duties and responsibilities to the Company during her employment with the Company, or as to which she otherwise has knowledge (including being available to the Company upon reasonable notice for interviews and factual investigations, and appearing at the Company’s reasonable request to give testimony without requiring services of a subpoena or other legal process). To the extent reasonably practicable, the Company shall coordinate with Executive to minimize scheduling conflicts with Executive’s then current business and personal commitments. The Company shall reimburse Executive for all reasonable and documented expenses incurred in connection with such cooperation, including travel, lodging and meals, to the extent, and at the levels, provided to Executive during the Employment Period. Executive shall not be required to cooperate against her own legal interests.
(c)    Compensation Recovery. Executive acknowledges and agrees that compensation and benefits paid to Executive in connection with her employment with the Company or the termination of such employment are subject to, and nothing in this Amended and Restated Employment Agreement limits the applicability of, the Compensation Recovery Policy Adopted May 17, 2016 or any successor policy thereto in effect prior to her termination of employment with the Company. In addition, Executive acknowledges and agrees that if she fails to comply (subject, if applicable, to Executive’s right to cure) with any of the terms of this Amended and Restated Employment Agreement, including the restrictive covenants contained herein, the Exhibit A Waiver and Release or the Severance Release (or, should Executive receive severance entitlements conditioned upon the Severance Release, and either fail to execute or revoke the Severance Release), the Company may, in addition to any other remedies it may have, reclaim any severance entitlements set forth in Section 5 (other than any bonus paid or payable to Executive in respect of calendar year 2019 pursuant to Section 3(b) hereof) without affecting the validity of the covenants provided herein, the Exhibit A Waiver and Release or the Severance Release.
9.Miscellaneous.
(a)    Entire Agreement. This Amended and Restated Employment Agreement (including the Exhibits hereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof, and all promises, representations, understandings, arrangements and prior agreements relating to such subject matter (including those made to or with Executive by any other person or entity) are merged herein and superseded in their entirety hereby (including without limitation the Prior Employment Agreement and the Severance Plan). In the event of any inconsistency between the terms of this Amended and Restated Employment Agreement (or Exhibit hereto) and any plan, program, practice or other agreement of the Company of which Executive is a participant or a party, this Amended and Restated Employment Agreement (and Exhibits hereto) shall control unless Executive and the Company otherwise agree in writing.
(b)    Amendments. No provisions of this Amended and Restated Employment Agreement may be modified, waived or discharged unless such modification, waiver or discharge is approved by the Boards or a person authorized thereby and is agreed to in writing by Executive and such officer as may be specifically directed by the Boards. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Amended and Restated Employment Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No waiver of any provision of this Amended and Restated Employment Agreement shall be implied from any course of dealing between or among the parties hereto or from any failure by any party hereto to assert its rights hereunder on any occasion or series of occasions.
(c)    Successors and Assigns. This Amended and Restated Employment Agreement shall be binding upon the Company and Executive and their respective heirs, personal representatives, successors and assigns. Executive may not assign any of her rights or obligations hereunder. The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform all of the Company’s obligations set forth in this Amended and Restated Employment Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession or assign had taken place, unless such assumption occurs by operation of law.
(d)    Governing Law, Waiver of Jury Trial.
(i)    Governing Law; Consent to Jurisdiction. This Amended and Restated Employment Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware without giving effect to the conflict of laws rules thereof to the extent that the application of the law of another jurisdiction would be required thereby. Each party irrevocably submits to the exclusive jurisdiction of the courts of the State of the city of the Company’s headquarters and the Federal courts of the United States of America, in each case, located in (or located nearest to) the City of the Company’s headquarters, solely in respect of the interpretation and enforcement of the provisions of this Amended and Restated Employment Agreement (including the Exhibits hereto), and in respect of the transactions contemplated hereby and thereby. Each party waives and agrees not to assert, as a defense in any action, suit or proceeding for the interpretation and enforcement hereof, or any such document or in respect of any such transaction, that such action, suit or proceeding may not be brought or is not maintainable in such courts or that the venue thereof may not be appropriate or that this agreement or any such document may not be enforced in or by such courts. Each party consents to and grants any such court jurisdiction over the person of such parties and over the subject matter of any such dispute and agrees that the mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 9(f) or in such other manner as may be permitted by law, shall be valid and sufficient service thereof. In the event of any dispute between the Company and Executive with respect to this Amended and Restated Employment Agreement (including the Exhibits hereto), subject to Executive prevailing on at least one material claim or issue asserted in such dispute, the Company shall reimburse Executive for all attorneys’ fees and other litigation costs incurred by Executive in connection with such dispute.
(ii)    Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AMENDED AND RESTATED EMPLOYMENT AGREEMENT. Each party certifies and acknowledges that (A) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (B) each such party understands and has considered the implications of this waiver, (C) each such party makes this waiver voluntarily, and (D) each such party has been induced to enter into this

Amended and Restated Employment Agreement by, among other things, the mutual waivers and certifications in this Section 9(d)(ii).
(e)    Severability. It is the desire of the parties that the provisions of this Amended and Restated Employment Agreement shall be enforced to the fullest extent permissible under applicable law. In the event that any one or more of the provisions of this Amended and Restated Employment Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby. In the event that any provision of Section 7 is invalid, illegal or unenforceable in accordance with its terms, Executive and the Company agree that such provisions shall be reformed to make such sections enforceable, in a manner which provides the Company with the maximum rights permitted at law.
(f)    Notices. Any notice or other communication required or permitted to be delivered under this Amended and Restated Employment Agreement shall be (i) in writing, (ii) delivered personally, by courier service or by certified or registered mail, first-class postage prepaid and return receipt requested, (iii) deemed to have been received on the date of delivery or on the third business day after the mailing thereof, and (iv) addressed as follows (or to such other address as the party entitled to notice shall hereafter designate in accordance with the terms hereof):
(A)    if to the Company, to it at:
8501 Williams Road
Estero, Florida 33928
Attention: General Counsel
Facsimile: 866-999-3798
with a copy to:
White & Case LLP
1221 6th Avenue
New York, New York 10020
Attention: Gregory Pryor, Esq.
Electronic mail: gpryor@whitecase.com
(B)     if to Executive, to her at her last known home address as shown on the records of the Company with a copy to:
Katzke & Morgenbesser LLP
1345 Avenue of the Americas
New York, New York 10105
Attention: Henry I. Morgenbesser, Esq.
Electronic mail: morgenbesser@kmexeccomp.com

(g)    Survival. Sections 7 through and including 9 and, if Executive’s employment terminates in a manner giving rise to a payment under Section 5, Section 5 shall survive the termination of the employment of Executive hereunder.
(h)    Counterparts. This Amended and Restated Employment Agreement may be executed in counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.
(i)    Headings; Construction. The section and other headings contained in this Amended and Restated Employment Agreement are for the convenience of the parties only and are not intended to be a part hereof or to affect the meaning or interpretation hereof. For purposes of this Amended and Restated Employment Agreement, the term “including” shall mean “including, without limitation.”
(j)    Tax Withholding. The Company may withhold from any payments made under the Amended and Restated Employment Agreement all federal, state, city or other applicable taxes as shall be required pursuant to any law, governmental regulation or ruling.
(k)    Section 409A of the Code.
(i)    General. It is intended that payments and benefits made or provided under this Amended and Restated Employment Agreement shall not result in penalty taxes or accelerated taxation pursuant to Section 409A of the Code. In the event that the parties determine that any payment or benefit provided hereunder would not be in compliance with Section 409A of the Code, the parties shall in good faith attempt to amend or modify this Amended and Restated Employment Agreement to comply with Section 409A while preserving the intended economic benefit of this Amended and Restated Employment Agreement. Any payments that qualify for the “short-term deferral” exception, the separation pay exception or another exception under Section 409A of the Code shall be paid under the applicable exception. For purposes of the limitations on nonqualified deferred compensation under Section 409A of the Code, each payment of compensation under this Amended and Restated Employment Agreement shall be treated as a separate payment of compensation. All payments to be made upon a termination of employment under this Amended and Restated Employment Agreement may only be made upon a “separation from service” under Section 409A of the Code to the extent necessary in order to avoid the imposition of penalty taxes on Executive pursuant to Section 409A of the Code. In no event may Executive, directly or indirectly, designate the calendar year of any payment under this Amended and Restated Employment Agreement, and to the extent required by Section 409A of the Code, any payment that may be paid in more than one taxable year (depending on the time that Executive executes the Severance Release) shall be paid in the later taxable year.
(ii)    Reimbursements and In-Kind Benefits. Notwithstanding anything to the contrary in this Amended and Restated Employment Agreement, all reimbursements and in-kind benefits provided under this Amended and Restated Employment Agreement that are subject to Section 409A of the Code shall be made in accordance with the requirements of Section 409A of the Code, including, where applicable, the requirement that (A) any reimbursement is for expenses incurred during Executive’s lifetime (or during a shorter period of time specified in this Amended and Restated Employment Agreement); (B) the amount of expenses eligible for reimbursement, or in-kind benefits provided, during a calendar year may not affect the expenses eligible for reimbursement, or in-kind benefits to be provided, in any other calendar year; (C) the reimbursement of an eligible expense will be made no later than the last day of the calendar year following the year in which the expense is incurred; and (D) the right to reimbursement or in-kind benefits is not subject to liquidation or exchange for another benefit.
(iii)    Delay of Payments. Notwithstanding any other provision of this Amended and Restated Employment Agreement to the contrary, if Executive is considered a “specified employee” for purposes of Section 409A of the Code (as determined in accordance with the methodology established by the Company and its Affiliates as in effect on the Termination Date), any payment that constitutes nonqualified deferred compensation within the meaning of Section 409A of the Code that is otherwise due to Executive under this Amended and Restated Employment Agreement during the six-month period immediately following Executive’s separation from service (as determined in accordance with Section 409A of the Code) on account of Executive’s separation from service shall be accumulated and paid to Executive on the first business day of the seventh month following her separation from service (the “Delayed Payment Date”), to the extent necessary to prevent the imposition of tax penalties on Executive under Section 409A of the Code. If Executive dies during the postponement period, the amounts and entitlements delayed on account of Section 409A of the Code shall be paid to the personal representative of her estate on the first to occur of the Delayed Payment Date or 30 calendar days after the date of Executive’s death.
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IN WITNESS WHEREOF, the Company has duly executed this Amended and Restated Employment Agreement by its authorized representative and Executive has hereunto set her hand, in each case effective as of the date hereof.
HERTZ GLOBAL HOLDINGS, INC.
By:    /s/ M. DAVID GALAINENA
Name:    M. David Galainena

Title:	Executive Vice President, General Counsel and Secretary
KATHRYN V. MARINELLO
/s/ KATHRYN V. MARINELLO

[Signature Page to Amended Employment Agreement]

EXHIBIT A

AMENDED AND RESTATED EMPLOYMENT AGREEMENT
EFFECTIVE DATE WAIVER AND RELEASE

This Effective Date Waiver (this “Agreement”) is executed by Kathryn V. Marinello (“Executive”) on November 22, 2019. Reference is made to the Amended and Restated Employment Agreement, dated as of November 22, 2019, between Hertz Global Holdings, Inc. (the “Company”) and Executive (the “Amended and Restated Employment Agreement”), the prior employment agreement, dated March 2, 2017, between the Executive and the Company (the “Prior Employment Agreement”) and the Hertz Global Holdings, Inc. Severance Plan for Senior Executives, as amended (the “Severance Plan”). All capitalized terms used in this Agreement and not otherwise defined herein are as defined in the Amended and Restated Employment Agreement.
WHEREAS, the Company has previously entered into the Prior Employment Agreement that agreed to employ Executive as the President and Chief Executive Officer of the Company and The Hertz Corporation, a Delaware corporation and the primary operating subsidiary of the Company (“Hertz” and collectively with the Company, the “Companies”), and for Executive to serve as a member of the Boards of Directors of the Company and Hertz (the “Boards”);
WHEREAS, the Prior Employment Agreement is scheduled to expire on December 31, 2019;
WHEREAS, the Company and Executive desire to replace and supersede the Prior Employment Agreement in its entirety by entering into the Amended and Restated Employment Agreement setting forth the terms of Executive’s employment with the Company and its subsidiaries and affiliates from and after the Effective Date;
NOW THEREFORE, in consideration of the mutual promises, covenants and agreements in this Agreement and the Amended and Restated Employment Agreement, which Executive agrees constitute good and valuable consideration, Executive stipulates and agrees as follows:
1.Employment Status. Executive’s employment with the Companies shall continue under the terms of the Amended and Restated Employment Agreement, subject to the terms of such agreement.
2.Waiver and Release.
(a)    In exchange for the Company entering into the Amended and Restated Employment Agreement, Executive does for herself and her heirs, executors, administrators, successors and assigns, hereby release, acquit, and forever discharge and hold harmless the Companies and each of their divisions, subsidiaries and affiliated companies, and their respective successors, assigns, officers, directors, stockholders holding more than 5% of the Company’s outstanding common stock as of the date of this Agreement (and affiliates and principals of such stockholders), employees, benefit and retirement plans (as well as trustees and administrators thereof) and agents, past and present, each in their respective official capacities as such (the “Released Parties”), of and from any and all actions, causes of action, claims, demands, attorneys’ fees, compensation, expenses, promises, covenants, and damages of whatever kind or nature, in law or in equity, which Executive has, had or could have asserted, known or unknown (the “Claims”), at common law or under any statute, rule, regulation, order or law, whether federal, state or local, or on any grounds whatsoever, including, without limitation, any and all claims for any additional severance pay, vacation pay, bonus or other compensation, including, but not limited to, under the Prior Employment Agreement or Severance Plan or any other applicable severance plan or agreement; any and all claims of discrimination or harassment based on race, color, national origin, ancestry, religion, marital status, sex, sexual orientation, disability, handicap, age or other unlawful discrimination; any and all claims arising under Title VII of the Federal Civil Rights Act; the Federal Civil Rights Act of 1991; the Americans with Disabilities Act; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Florida Civil Rights Act; or under any other state, federal, local or common law, with respect to any event, matter, claim, damage or injury arising out of her employment relationship with the Companies, from the beginning of the world to the date of Executive’s execution of this Agreement.
(b)    Executive understands that nothing contained in this Agreement limits her ability to communicate with, or file a complaint or charge with, the Equal Employment Opportunity Commission, the National Labor

Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission (“SEC”), the Department of Justice (“DOJ”) or any other federal, state or local governmental agency or commission (collectively, “Governmental Agencies”), or otherwise participate in any investigation or proceeding that may be conducted by Governmental Agencies, including providing documents or other information without notice to the Company; provided, however, that Executive may not disclose information that is protected by the attorney client privilege, except as expressly authorized by law. In the event any claim or suit is filed on Executive’s behalf against any of the Released Parties by any person or entity, including, but not limited to, by any Governmental Agency, Executive waives any and all rights to recover monetary damages or injunctive relief in her favor; provided, however, that this Agreement does not limit Executive’s right to receive an award from the SEC or DOJ for information provided to the SEC or DOJ.
3.    Exceptions to Release. Executive does not waive or release (a) any Claims under applicable workers’ compensation or unemployment laws; (b) any rights which cannot be waived as a matter of law; (c) the rights to enforce the terms of this Agreement or the Amended and Restated Employment Agreement; (d) any Claim for indemnification Executive may have under applicable laws, under the applicable constituent documents (including bylaws and certificates of incorporation) of any of the Companies, under any applicable insurance policy any of the Companies may maintain, or any under any other agreement she may have with any of the Companies, with respect to any liability, costs or expenses Executive incurs or has incurred as a director, officer or employee of any of the Companies; (e) any Claim to her vested account balance under The Hertz Corporation Income Savings Plan or The Hertz Corporation Supplemental Income Savings Plan or to coverage under the Companies’ health and welfare plans or any entitlement owed under any other employee benefit plans, programs, policies and arrangements of the Companies (other than severance benefits) in accordance with the terms thereof through the date hereof, (f) any Claim with respect to outstanding equity awards (whether currently vested or unvested), (g) any amounts due Executive in the ordinary course including, without limitation, accrued but unpaid salary, accrued vacation or paid time off entitlement and unreimbursed expenses) or (g) any Claim that arises after the date this Agreement is executed.
4.    Restrictive Covenants. Executive acknowledges that in the course of her employment with the Companies, Executive has acquired “Proprietary Information” (as defined in the Amended and Restated Employment Agreement) and that such information has been disclosed to Executive in confidence and for the Companies’ use only. Executive acknowledges and agrees that, on and after the Date of Termination, Executive shall continue to be bound by the provisions of Sections 7 of the Amended and Restated Employment Agreement. Notwithstanding the foregoing, nothing in this Agreement or any other agreement between Executive and the Companies shall prevent any communications by Executive with Governmental Agencies without notice to the Companies, any response or disclosure by Executive compelled by legal process or required by applicable law, or any bona fide exercise by Executive of any stockholder rights that may not be waived under applicable law that she may otherwise have.
5.    Duties of Executive.
(a)    Executive will retain her fiduciary responsibilities to the Companies to the extent provided by law. In addition, Executive agrees to continue to abide by applicable provisions of the principles and guidelines set forth in the Hertz Standards of Business Conduct, the terms of which are incorporated herein, including, but not limited to, the restrictions on insider trading and use of the Companies’ assets and information contained therein.
(b)    Executive acknowledges and agrees that, on and after the date hereof, Executive shall continue to be bound by the provisions of Section 8(b) of the Amended and Restated Employment Agreement. Executive further acknowledges and agrees that nothing in this Agreement limits the applicability of the Compensation Recovery Policy Adopted May 17, 2016 or any successor policy in effect prior to her termination of employment with the Company to the compensation or benefits paid to Executive in connection with her employment with the Companies or the termination of such employment.
6.    Representations of Executive.
(a)    Executive declares and represents that she has not filed or otherwise pursued any charges, complaints, lawsuits or claims of any nature against the Companies or any of their subsidiaries, affiliates or divisions, arising out of or relating to events occurring prior to and through the date of this Agreement, with any federal, state or local governmental agency or court with respect to any matter covered by this Agreement, and Executive has no knowledge of any fact or circumstance that she would reasonably expect to result in any such Claim against the

Companies in respect of any of the foregoing. Except as provided in Section 3(b) or 4(b) of this Agreement, and subject to the provisions thereof, Executive agrees herein not to bring suit against the Companies for events occurring prior to the date of this Agreement and not to seek damages from the Companies by filing a claim or charge with any state or governmental agency.
(b)    Executive further declares and represents that though the date hereof she has not engaged in conduct that would permit the Company to terminate her employment for Cause. Executive further acknowledges and agrees that the Companies are entering into this Agreement in reliance on the representations contained in this Section 6(b), which representations constitute terms of this Agreement.
7.    Miscellaneous.
(a)    Denial of Wrongdoing. Executive understands and agrees that this Agreement shall not be considered an admission of liability or wrongdoing by any Released Parties, and that the Released Parties deny any liability, and nothing in this Agreement can or shall be used, by or against any party with respect to claims, defenses or issues in any litigation or proceeding, except to enforce the Agreement itself. The Companies deny committing any wrongdoing or violating any legal duty with respect to Executive’s employment or the termination of her employment.
(b)    Entire Agreement. Executive further declares and represents that no promise, inducement, or agreement not herein expressed or referred to has been made to her. Except as otherwise specifically provided in this Agreement, this instrument, together with the Prior Employment Agreement (including the Exhibits thereto), the Amended and Restated Employment Agreement (including the Exhibits thereto) constitutes the entire agreement between Executive and the Companies and supersedes all prior agreements and understandings, written or oral, with respect to the subject matter hereof. This Agreement may not be changed unless the change is in writing and signed by Executive and an authorized representative of each of the Companies. Parol evidence will be inadmissible to show agreement by and between the parties to any term or condition contrary to or in addition to the terms and conditions contained in this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which together constitute one and the same agreement, whether delivered in person, by mail, by email or by facsimile.
(c)    Severability; Successors and Assigns; Notice. The provisions of Sections 9(c), 9(e) and 9(f) of the Amended and Restated Employment Agreement are incorporated by reference herein and made a part of this Agreement.
(d)    Governing Law; Dispute Resolution; Injunctive Relief. The provisions of Section 9(d) of the Amended and Restated Employment Agreement are incorporated by reference herein and made a part of this Agreement. Notwithstanding the foregoing, in the event of a breach or threatened breach of any provision of this Agreement, including, but not limited to, Section 5, Executive agrees that the Companies shall be entitled to seek injunctive or other equitable relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and damages would be inadequate and insufficient. The existence of this right to injunctive and other equitable relief shall not limit any other rights or remedies that the Companies may have at law or in equity including, without limitation, the right to monetary, compensatory and punitive damages.
8.    Acceptance; Consideration of Agreement. Executive further acknowledges that she has been provided twenty-one (21) days to consider and accept this Agreement from the “Effective Date,” as defined under the Amended and Restated Employment Agreement, although she may accept it at any time within those twenty-one (21) days.
9.    Revocation. Executive further acknowledges that she understands that she has seven (7) days after signing the Agreement to revoke it by delivering to General Counsel, The Hertz Corporation, 8501 Williams Road, Estero, Florida 33928, written notification of such revocation within the seven (7)-day period. If Executive does not revoke the Agreement, the Agreement will become effective and irrevocable by her on the eighth day after she signs it. If Executive revokes this Agreement, Executive hereby acknowledges and agrees that this Agreement and the Amended and Restated Employment Agreement shall be null and void and of no further force and effect.
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IN WITNESS WHEREOF, and intending to be legally bound, I, Kathryn V. Marinello, have hereunto set my hand.
WITH MY SIGNATURE HEREUNDER, I, KATHRYN V. MARINELLO, ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND UNDERSTAND ALL OF ITS TERMS, INCLUDING THE FULL AND FINAL RELEASE OF CLAIMS SET FORTH ABOVE.
I, KATHRYN V. MARINELLO, FURTHER ACKNOWLEDGE THAT I HAVE VOLUNTARILY ENTERED INTO THIS AGREEMENT; THAT I HAVE NOT RELIED UPON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS AGREEMENT; THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO HAVE THIS AGREEMENT REVIEWED BY MY ATTORNEY; AND THAT I HAVE BEEN ENCOURAGED BY THE COMPANIES TO DO SO.
I, KATHRYN V. MARINELLO, ALSO ACKNOWLEDGE THAT (1) I HAVE BEEN AFFORDED 21 DAYS TO CONSIDER THIS AGREEMENT, (2) I HAVE 7 DAYS AFTER SIGNING THIS AGREEMENT TO REVOKE IT BY DELIVERING TO THE COMPANY’S GENERAL COUNSEL, AS SET FORTH ABOVE, WRITTEN NOTIFICATION OF MY REVOCATION, AND (3) IF I REVOKE THIS AGREEMENT (A) IT SHALL BE NULL AND VOID AND NONE OF THE COMPANIES OR ANY OF THEIR AFFILIATES SHALL HAVE ANY OBLIGATIONS TO ME UNDER THIS AGREEMENT.
/s/ KATHRYN V. MARINELLO
KATHRYN V. MARINELLO
Date: November 22, 2019

[Signature Page to Effective Date Waiver and Release]

EXHIBIT B

The Volvo Group
Creative Artists Agency LLC

     EXHIBIT C

SEPARATION AGREEMENT
AND GENERAL RELEASE OF ALL CLAIMS(1)
This SEPARATION AGREEMENT (this “Agreement”) is executed by Kathryn V. Marinello (“Executive”) on [●]. Reference is made to the Amended and Restated Employment Agreement, dated as of November 22, 2019, between Hertz Global Holdings, Inc. (the “Company”) and Executive (the “Amended and Restated Employment Agreement”), the prior employment agreement, dated March 2, 2017, between the Executive and the Company (the “Prior Employment Agreement”), and all capitalized terms used in this Agreement and not otherwise defined herein are as defined in the Amended and Restated Employment Agreement.
In consideration of the mutual promises, covenants and agreements in this Agreement, which Executive agrees constitute good and valuable consideration, Executive stipulates and agrees as follows:
1.    Resignation from Offices and Directorships. Effective as of [●] (the “Date of Termination”), Executive [resigned] [shall resign] from her positions as President and Chief Executive Officer of the Company and The Hertz Corporation (together with the Company, the “Companies”), as well as from all director, officer or other positions she held on behalf of the Companies (which for the avoidance of doubt, and in conformity with the definition of “Companies,” shall include the Company, The Hertz Corporation and all of their subsidiaries and divisions). Executive represents that as of the date hereof, she has signed all appropriate documentation prepared by the Companies to facilitate these resignations.
2.    Employment Status/Separation. Executive’s employment with the Companies [shall cease] [ceased] effective as of the Date of Termination, and the cessation of Executive’s employment shall be treated as a “Good Leaver Termination” for purposes of the Amended and Restated Employment Agreement. Further, except as otherwise provided in this Agreement, neither Executive nor the Companies shall have any further rights, obligations or duties under any other agreement or arrangement, relating to severance payments and benefits due to Executive, as of the date of this Agreement.
3.    Waiver and Release.
(a)    In exchange for receiving the compensation and benefits described in Section 5 of the Amended and Restated Employment Agreement, Executive does for herself and her heirs, executors, administrators, successors and assigns, hereby release, acquit, and forever discharge and hold harmless the Companies and each of their divisions, subsidiaries and affiliated companies, and their respective successors, assigns, officers, directors, stockholders holding more than 5% of the Company’s outstanding common stock as of the Date of Termination (and affiliates and principals of such stockholders), employees, benefit and retirement plans (as well as trustees and administrators thereof) and agents, past and present, each in their respective official capacities as such (the “Released Parties”), of and from any and all actions, causes of action, claims, demands, attorneys’ fees, compensation, expenses, promises, covenants, and damages of whatever kind or nature, in law or in equity, which Executive has, had or could have asserted, known or unknown (the “Claims”), at common law or under any statute, rule, regulation, order or law, whether federal, state or local, or on any grounds whatsoever, including, without limitation, any and all claims for any additional severance pay, vacation pay, bonus or other compensation, including, but not limited to, under the Amended and Restated Employment Agreement, the Prior Employment Agreement, the Severance Plan or any other applicable severance plan or agreement; any and all claims of discrimination or harassment based on race, color, national origin, ancestry, religion, marital status, sex, sexual orientation, disability, handicap, age or other unlawful discrimination; any and all claims arising under Title VII of the Federal Civil Rights Act; the Federal Civil Rights Act of 1991; the Americans with Disabilities Act; the Age Discrimination in Employment Act; the Older Workers Benefit Protection Act; the Florida Civil Rights Act; or under any other state, federal, local or common law, with respect to any event, matter, claim, damage or injury arising out of her employment relationship with the Companies and/or the separation of such employment relationship, from the beginning of the world to the date of Executive’s execution of this Agreement.
(b)    Executive understands that nothing contained in this Agreement limits her ability to communicate with, or file a complaint or charge with, the Equal Employment Opportunity Commission, the National Labor Relations Board, the Occupational Safety and Health Administration, the Securities and Exchange Commission (“SEC”), the Department of Justice (“DOJ”) or any other federal, state or local governmental agency or commission (collectively, “Governmental Agencies”), or otherwise participate in any investigation or proceeding that may be conducted by Governmental Agencies, including providing documents or other information without notice to the Company; provided, however, that Executive may not disclose information that is protected by the attorney client privilege, except as expressly authorized by law. In the event any claim or suit is filed on Executive’s behalf against any of the Released Parties by any person or entity, including, but not limited to, by any Governmental Agency, Executive waives any and all rights to recover monetary damages or injunctive relief in her favor; provided, however, that this Agreement does not limit Executive’s right to receive an award from the SEC or DOJ for information provided to the SEC or DOJ.
4.    Exceptions to Release. Executive does not waive or release (a) any Claims under applicable workers’ compensation or unemployment laws; (b) any rights which cannot be waived as a matter of law; (c) the rights to enforce the terms of this Agreement or any payments under Section 5 of the Amended and Restated Employment Agreement; (d) any Claim for indemnification Executive may have under applicable laws, under the applicable constituent documents (including bylaws and certificates of incorporation) of any of the Companies, under any applicable insurance policy any of the Companies may maintain, or any under any other agreement she may have with any of the Companies, with respect to any liability, costs or expenses Executive incurs or has incurred as a director, officer or employee of any of the Companies; (e) any Claim to her vested account balance under The Hertz Corporation Income Savings Plan or The Hertz Corporation Supplemental Income Savings Plan or to coverage under the Companies’ health and welfare plans in accordance with the terms thereof through the Date of Termination, (f) any Claim with respect to vested equity awards or (g) any Claim that arises after the date this Agreement is executed.
5.    Restrictive Covenants. Executive acknowledges that in the course of her employment with the Companies, Executive has acquired “Proprietary Information” (as defined in the Amended and Restated Employment Agreement) and that such information has been disclosed to Executive in confidence and for the Companies’ use only. Executive acknowledges and agrees that, on and after the Date of Termination, Executive shall continue to be bound by the provisions of Sections 7 of the Amended and Restated Employment Agreement. Notwithstanding the foregoing, nothing in this this Agreement or any other agreement between Executive and the Companies shall prevent any communications by Executive with Governmental Agencies without notice to the Companies, any response or disclosure by Executive compelled by legal process or required by applicable law, or any bona fide exercise by Executive of any stockholder rights that may not be waived under applicable law that she may otherwise have.
6.    Duties of Executive.
(a)    Executive will retain her fiduciary responsibilities to the Companies to the extent provided by law. In addition, Executive agrees to continue to abide by applicable provisions of the principles and guidelines set forth in the Hertz Standards of Business Conduct, the terms of which are incorporated herein, including, but not limited to, the restrictions on insider trading and use of the Companies’ assets and information contained therein.
(b)    Executive acknowledges and agrees that, on and after the Date of Termination, Executive shall continue to be bound by the provisions of Section 8(b) of the Amended and Restated Employment Agreement. Executive further acknowledges and agrees that nothing in this Agreement limits the applicability of the Compensation Recovery Policy Adopted May 17, 2016 or any successor policy in effect prior to her termination of employment with the Company to the compensation or benefits paid to Executive in connection with her employment with the Companies or the termination of such employment.
7.    Representations of Executive.
(a)    Executive declares and represents that she has not filed or otherwise pursued any charges, complaints, lawsuits or claims of any nature against the Companies or any of their subsidiaries, affiliates or divisions, arising out of or relating to events occurring prior to and through the date of this Agreement, with any federal, state or local governmental agency or court with respect to any matter covered by this Agreement, and Executive has no knowledge of any fact or circumstance that she would reasonably expect to result in any such Claim against the Companies in respect of any of the foregoing. Except as provided in Section 3(b) or 4(b) of this Agreement, and subject to the provisions thereof, Executive agrees herein not to bring suit against the Companies for events occurring prior to the date of this Agreement and not to seek damages from the Companies by filing a claim or charge with any state or governmental agency.
(b)    Executive further declares and represents that though the Date of Termination she has not engaged in conduct that would permit the Company to terminate her employment for Cause. Executive further acknowledges and agrees that the Companies are entering into this Agreement in reliance on the representations contained in this Section 7(b), which representations constitute terms of this Agreement.
8.    Future Employment. Executive agrees that she will not at any time in the future seek employment with the Companies and waives any right that may accrue to her from any application for employment that she may make notwithstanding this provision.
9.    Nondisparagement. Executive agrees not to make negative comments or otherwise disparage the Companies or its affiliates or their respective officers, directors, other employees at the level of manager or above, or stockholders holding more than 5% of the Company’s outstanding common stock as of the Date of Termination (or affiliates or principals of such stockholders) in any manner reasonably likely to be harmful to them or their business, business reputation or personal reputation. The Companies agree that the Companies will not, and the individuals holding the titles of Executive Vice President or higher will not, and the members, as of the date hereof, of the Boards of Directors of the Companies shall not, while they are employed by the Companies or serving as a director of the Companies, as the case may be, make negative comments about Executive or otherwise disparage Executive in any manner that is reasonably likely to be harmful to her business reputation or personal reputation. Executive and the Companies, respectively, shall not assist, encourage, discuss, cooperate, incite, or otherwise confer with or aid any others in discrediting the Companies or Executive, as applicable, or in pursuit of a claim or other action against the Companies or Executive, as applicable, except as required by law. Notwithstanding the foregoing, nothing contained in this Section 9 shall prohibit any party from (a) disclosing truthful information in pursuing or responding to valid claims if legally required (whether by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process) or (b) exercising any legally protected whistleblower rights (including pursuant to Rule 21F under the Securities Exchange Act of 1934).
10.    Miscellaneous.
(a)    Denial of Wrongdoing. Executive understands and agrees that this Agreement shall not be considered an admission of liability or wrongdoing by any Released Parties, and that the Released Parties deny any liability, and nothing in this Agreement can or shall be used, by or against any party with respect to claims, defenses or issues in any litigation or proceeding, except to enforce the Agreement itself. The Companies deny committing any wrongdoing or violating any legal duty with respect to Executive’s employment or the termination of her employment.
(b)    Entire Agreement. Executive further declares and represents that no promise, inducement, or agreement not herein expressed or referred to has been made to her. Except as otherwise specifically provided in this Agreement, this instrument, together with the Amended and Restated Employment Agreement (including the Exhibits thereto), constitutes the entire agreement between Executive and the Companies and supersedes all prior agreements and understandings, written or oral, with respect to the subject matter hereof. This Agreement may not be changed unless the change is in writing and signed by Executive and an authorized representative of each of the Companies. Parol evidence will be inadmissible to show agreement by and between the parties to any term or condition contrary to or in addition to the terms and conditions contained in this Agreement. This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which together constitute one and the same agreement, whether delivered in person, by mail, by email or by facsimile.
(c)    Severability; Successors and Assigns; Notice. The provisions of Sections 9(c), 9(e) and 9(f) of the Amended and Restated Employment Agreement are incorporated by reference herein and made a part of this Agreement.

(d)    Governing Law; Dispute Resolution; Injunctive Relief. The provisions of Section 9(d) of the Amended and Restated Employment Agreement are incorporated by reference herein and made a part of this Agreement. Notwithstanding the foregoing, in the event of a breach or threatened breach of any provision of this Agreement, including, but not limited to, Section 5, Executive agrees that the Companies shall be entitled to seek injunctive or other equitable relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, and damages would be inadequate and insufficient. The existence of this right to injunctive and other equitable relief shall not limit any other rights or remedies that the Companies may have at law or in equity including, without limitation, the right to monetary, compensatory and punitive damages.
11.    Acceptance; Consideration of Agreement. Executive further acknowledges that she has been provided twenty-one (21) days to consider and accept this Agreement from the date it was first given to her, although she may accept it at any time within those twenty-one (21) days.
12.    Revocation. Executive further acknowledges that she understands that she has seven (7) days after signing the Agreement to revoke it by delivering to General Counsel, The Hertz Corporation, 8501 Williams Road, Estero, Florida 33928, written notification of such revocation within the seven (7)-day period. If Executive does not revoke the Agreement, the Agreement will become effective and irrevocable by her on the eighth day after she signs it (the “Severance Release Effective Date”). If Executive revokes this Agreement, Executive hereby acknowledges and agrees that this Agreement shall be null and void and of no further force and effect, and her termination of employment shall be treated as a resignation by her without Good Reason for all purposes.
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IN WITNESS WHEREOF, and intending to be legally bound, I, Kathryn V. Marinello, have hereunto set my hand.
WITH MY SIGNATURE HEREUNDER, I, KATHRYN V. MARINELLO, ACKNOWLEDGE THAT I HAVE CAREFULLY READ THIS AGREEMENT AND UNDERSTAND ALL OF ITS TERMS, INCLUDING THE FULL AND FINAL RELEASE OF CLAIMS SET FORTH ABOVE.
I, KATHRYN V. MARINELLO, FURTHER ACKNOWLEDGE THAT I HAVE VOLUNTARILY ENTERED INTO THIS AGREEMENT; THAT I HAVE NOT RELIED UPON ANY REPRESENTATION OR STATEMENT, WRITTEN OR ORAL, NOT SET FORTH IN THIS AGREEMENT; THAT I HAVE BEEN GIVEN THE OPPORTUNITY TO HAVE THIS AGREEMENT REVIEWED BY MY ATTORNEY; AND THAT I HAVE BEEN ENCOURAGED BY THE COMPANIES TO DO SO.
I, KATHRYN V. MARINELLO, ALSO ACKNOWLEDGE THAT (1) I HAVE BEEN AFFORDED 21 DAYS TO CONSIDER THIS AGREEMENT, (2) I HAVE 7 DAYS AFTER SIGNING THIS AGREEMENT TO REVOKE IT BY DELIVERING TO THE COMPANY’S GENERAL COUNSEL, AS SET FORTH ABOVE, WRITTEN NOTIFICATION OF MY REVOCATION, AND (3) IF I REVOKE THIS AGREEMENT (A) IT SHALL BE NULL AND VOID AND NONE OF THE COMPANIES OR ANY OF THEIR AFFILIATES SHALL HAVE ANY OBLIGATIONS TO ME UNDER THIS AGREEMENT, AND (B) THE COMPANIES SHALL HAVE NO OBLIGATIONS TO ME OTHER THAN AS IF I HAD RESIGNED VOLUNTARILY AND WITHOUT GOOD REASON FOR PURPOSES OF THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT, THE PRIOR EMPLOYMENT AGREEEMENT, SEVERANCE PLAN OR OTHERWISE.

KATHRYN V. MARINELLO
Date:

[Signature Page to Separation Agreement and Release]